Exhibit 1.1

U.S. ENERGY CORP.

COMMON STOCK SALES AGREEMENT

January 5, 2018

Northland Securities, Inc.

45 South Seventh Street, Suite 2000

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

U.S. Energy Corp., a Wyoming corporation (the “Company”), confirms its agreement (this “Agreement”) with Northland Securities, Inc. (“Northland”), as follows:

1. Issuance and Sale of Placement Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through Northland shares (the “Placement Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”); provided however, that in no event shall the Company issue and sell to or through Northland such number of Placement Shares that (a) exceeds the number of shares or dollar amount of Common Stock registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, (b) exceeds the number of shares or dollar amount registered on the Prospectus Supplement (as defined below), or (c) would cause the Company to exceed the share amount limitations set forth in General Instruction I.B.6 of Form S-3 (the lesser of (a), (b) or (c) the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the aggregate number of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that Northland shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares to or through Northland will be effected pursuant to the Registration Statement, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares. The Company agrees that whenever it determines to sell Placement Shares directly to Northland as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Schedule 1 hereto, relating to such sale in accordance with Section 2 hereto. References herein to “this Agreement” or to matters contained “herein” or “hereunder” or words of similar import mean this Agreement and any applicable Terms Agreement.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder, also as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (File No. 333-204350), including a base prospectus (the “Base Prospectus”), relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, also as amended (the “Exchange Act”). The Company has prepared a prospectus supplement to the Base Prospectus included as part of such registration statement specifically relating to the Placement Shares (the “Prospectus Supplement”). The Company will furnish to Northland, for use by Northland, copies of the Base Prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The Base Prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such Base Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include any documents deemed incorporated by reference therein (pursuant to the Securities Act or the Exchange Act) (the “Incorporated Documents”), and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission incorporated by reference therein.

For purposes of this Agreement, all references to the Registration Statement, to the Prospectus, to any Incorporated Documents, or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

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2. Placements. Each time that the Company wishes to issue and sell Placement Shares through Northland hereunder (each, a “Placement”), it will notify Northland by email notice from a person identified on Schedule 3 (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Placement Shares to be sold, which shall at a minimum include the number of Placement Shares to be issued and sold, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which Placement Shares may not be sold, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 2. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Northland set forth on Schedule 3. Schedule 3 may be amended from time to time in writing but only upon the mutual confirmation of such amendment by Northland and the Company. The receipt of each Placement Notice shall promptly be acknowledged by Northland by providing email notice to the Company to a person designated on Schedule 3. The Placement Notice shall be effective upon receipt by Northland unless and until (i) in accordance with the notice requirements set forth in Section 4, Northland declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold thereunder, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters which supersedes an earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any commission to be paid by the Company to Northland in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 4 and shall be set forth in the Placement Notice. The Company may sell Placement Shares to Northland as principal at a price to be agreed upon in a separate Terms Agreement. It is expressly acknowledged and agreed that neither the Company nor Northland will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Northland and Northland does not decline such Placement Notice pursuant to the terms set forth above or a Terms Agreement is entered into between the Company and Northland for the sale of Placement Shares to Northland as principal, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Section 2 or Section 3 of this Agreement and the terms of a Placement Notice or any Terms Agreement, as applicable, the terms of the Placement Notice or any Terms Agreement will control.

3. Sale of Placement Shares by Northland.

(a) Subject to the terms and conditions herein set forth, upon the Company’s delivery of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Northland, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Capital Market (“Exchange”) to sell such Placement Shares in accordance with the terms of such Placement Notice. Northland will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 3) no later than the opening of the Trading Day immediately following the Trading Day during which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to Northland pursuant to Section 2 with respect to such sales and the Net Proceeds (as defined below) payable to the Company. Northland may sell Placement Shares only in accordance with a method permitted by law and in a manner deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker. If expressly authorized by the Company in a Placement Notice, Northland may also sell Placement Shares in negotiated transactions and if a Terms Agreement is entered into Northland may purchase Placement Shares for its own account as principal as expressly stipulated in such Terms Agreement. The Company acknowledges and agrees that (i) there can be no assurance that Northland will be successful in selling Placement Shares, (ii) Northland will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Northland to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3 and (iii) Northland shall be under no obligation to purchase Placement Shares on a principal basis except as otherwise specifically agreed by Northland and the Company pursuant to a Terms Agreement. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

(b) Limitations on Offering Size. Under no circumstances shall the Company request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number of Placement Shares sold pursuant to this Agreement or any Terms Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement or any Terms Agreements, the Maximum Amount, and (B) the amount authorized from time to time to be issued and sold under this Agreement or any Terms Agreements by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to Northland in writing. Under no circumstances shall the Company request the offer or sale of any Placement Shares pursuant to this Agreement or any Terms Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to Northland in writing. Further, under no circumstances shall the Company request the sale of Placement Shares pursuant to this Agreement or any Terms Agreements in an aggregate offering amount that would exceed the Maximum Amount.

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4. Suspension of Sales.

(a) The Company or Northland may, with respect to a particular Placement, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend the offer and sale of any Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice, including pursuant to any Terms Agreement. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 3 hereto and in accordance with the notice delivery requirements of this Section 4. While a suspension is in effect, any obligation under Sections 7(l), 7(m), and 7(n) with respect to the delivery of certificates, opinions or comfort letters to Northland shall be deemed waived.

(b) Notwithstanding any other provision of this Agreement or any Terms Agreement, during any period in which the Company is in possession of material non-public information, the Company and Northland agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares and (iii) Northland shall not be obligated to sell or offer to sell any Placement Shares.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice or Terms Agreement, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold pursuant to any Placement Notice (the “Net Proceeds”) will be equal to the aggregate sales price received by Northland at which such Placement Shares were sold, after deduction for (i) Northland’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Northland hereunder pursuant to Section 7(g) (Expenses) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, in each case consistent with the disclosure of such amounts in the Placement Notice. The amount of proceeds to be delivered to the Company on a Settlement Date when Northland is purchasing Placement Shares on a principal basis shall be set forth in the applicable Terms Agreement.

(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Northland’s or its designee’s account (provided Northland shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Northland will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Placement Shares on a Settlement Date through no fault of Northland, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, it will (i) hold Northland harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the transfer agent or the Company and (ii) pay to Northland (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Northland that, as of the effective date of the Registration Statement, each Representation Date (as defined in Section 7(m)), each date on which a Placement Notice is given, each date a Terms Agreement is entered into and any date on which Placement Shares are sold hereunder or pursuant to a Terms Agreement:

(a) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information related to the Registration Statement or the Prospectus. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, threatened by the Commission.

(b) No Misstatement or Omission. The Prospectus when filed complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus and any post-effective amendments or supplements thereto, at the time it became effective or its date, as applicable, and as of each of the Settlement Dates, if any, complied in all material respects with the Securities Act and did not and, as of each Settlement Date, if any, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date, and as of each of the Settlement Dates, if any, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to Northland furnished to the Company in writing by Northland expressly for use therein. Except as set forth on Schedule 5, there are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

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(c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of Northland’s distribution of the Placement Shares, any offering material in connection with the offering and sale of the Placement Shares other than the Prospectus or the Registration Statement.

(d) The Sales Agreement and any Terms Agreement. This Agreement and any Terms Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and public policy considerations and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e) S-3 Eligibility. (i) At the time of filing the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company met the then applicable requirements for use of Form S-3 under the Securities Act, including compliance with General Instruction I.B.6 of Form S-3. As of the close of trading on the Exchange on the Trading Day immediately prior to the date of this Agreement, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Securities Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $9,696,267 million (calculated by multiplying (x) the price at which the common equity of the Company was last sold on the Exchange on the Trading Day immediately prior to the date of this Agreement times (y) the number of Non-Affiliate Shares). The Company is not a shell company (as defined in Rule 405) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(f) Authorization of the Placement Shares. The Placement Shares, when issued and delivered, will be duly authorized for issuance and sale pursuant to this Agreement and any Terms Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement and any Terms Agreement, will be validly issued, fully paid and nonassessable.

(g) No Applicable Registration or Other Similar Rights. Except as otherwise disclosed in the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(h) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for regular quarterly dividends publicly announced by the Company or dividends paid to the Company or other subsidiaries, by any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(i) Independent Accountants. Each of Hein & Associates LLP and Moss Adams LLP, who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission or incorporated by reference as a part of the Registration Statement and included in the Prospectus, is, to the Company’s knowledge, after due inquiry, an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(j) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included in the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified, subject in the case of unaudited financial statements to normal year end annual adjustments. The supporting schedules included in or incorporated in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in accordance with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in or incorporated in the Registration Statement.

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(k) XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l) Incorporation and Good Standing of the Company and its Subsidiaries. The Company is incorporated and is validly existing as a corporation in good standing under the laws of the State of Wyoming and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. Each material subsidiary of the Company is organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company and the subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as described in the Prospectus, all of the issued and outstanding equity interests of the subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, with respect to the subsidiary shares owned by the Company, are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim except as disclosed in the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity, except as disclosed in the Prospectus.

(m) Capital Stock Matters. The Common Stock conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and, to the Company’s knowledge, have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as described in that certain registration statement on Form S-1, declared effective by the Commission on September 22, 2017 (File No. 333-220363), covering the shares of Common Stock underlying warrants exercisable for Common Stock by the selling shareholders, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for any capital stock of the Company or any of its subsidiaries other than those accurately described in all material respects in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights under the Exchange Act or the Securities Act, as applicable.

(n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement or any Terms Agreement and consummation of the transactions contemplated herein or in any Terms Agreement and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or, require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or any Terms Agreement and consummation of the transactions contemplated herein, in any Terms Agreement and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, or that may be required under applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”) or Exchange.

(o) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to employment or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or any Terms Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent.

(p) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as currently conducted and described in the Prospectus, other than those the failure to possess or own would not result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

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(q) Tax Law Compliance. Subject to any permitted extensions, the Company and its consolidated subsidiaries have filed all necessary and material federal, state and foreign income, property and franchise tax returns (or have properly requested extensions thereof) and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income, property and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(r) Company Not an “Investment Company. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Placement Shares will not be, an “investment company” within the meaning of the Investment Company Act.

(s) Insurance. Each of the Company and its subsidiaries are insured by insurers of recognized financial responsibility with policies in such amounts and with such deductibles and covering such risks as are generally deemed prudent and customary for their respective businesses as currently conducted and described in the Prospectus. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(t) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

(u) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required under the Securities Act.

(v) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the Settlement Dates, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(w) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, employee or agent of the Company or any subsidiary acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(x) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, the knowledge of the Company, threatened.

(y) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Office Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Placement Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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(z) Company’s Accounting System. The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the General Rules and Regulations under the Exchange Act (the “Exchange Act Rules”)) that complies with the requirements of the Exchange Act and has been designed by its principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa) Disclosure Controls. Except as disclosed in the Prospectus, the Company maintains disclosure controls and procedures (as such is defined in Rule 13a-15(e) of the Exchange Act Rules) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures. To the extent required by the Exchange Act Rules, the Company has conducted evaluations of the effectiveness of its disclosure controls as required by Rule 13a-15 of the Exchange Act.

(bb) Compliance with Environmental Laws. Except as otherwise described in the Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Change (i) to the Company’s knowledge, neither it nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(cc) Intellectual Property. The Company and its subsidiaries own, possess or have sufficient rights to use all trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Prospectus to be conducted by them. Except as disclosed in the Prospectus (i) there are no rights of third parties to any of the Intellectual Property Rights owned or purported to be owned by the Company or its subsidiaries; (ii) to the Company’s knowledge there is no infringement, misappropriation, breach, or default by any third party of any of the Intellectual Property Rights of the Company or any of its subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company’s or any of its subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, enforceability or scope of any Intellectual Property Rights of the Company or any of its subsidiaries; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights of any third party; (vi) none of the Intellectual Property Rights used or held for use by the Company or any of its subsidiaries in their businesses has been obtained or is being used or held for use by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries, and (vii) the Company and its subsidiaries have taken reasonable steps to maintain the confidentiality of all Intellectual Property Rights the value of which to the Company or any subsidiary is contingent upon maintaining the confidentiality thereof, except in each case covered by clauses (i) — (vii) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, result in a Material Adverse Change.

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(dd) Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and is listed on the Exchange, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has, except as described in the Prospectus, the Company received any notification that the Commission or Exchange is contemplating terminating such registration or listing.

(ee) Brokers. Except for Northland, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement or any Terms Agreement.

(ff) No Outstanding Loans or Other Indebtedness. Except as described in the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the immediate family members of any of them.

(gg) No Reliance. The Company has not relied upon Northland or legal counsel for Northland for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(hh) Northland Purchases. The Company acknowledges and agrees that Northland has informed the Company that Northland may, to the extent permitted under the Securities Act, the Exchange Act and this Agreement, purchase and sell shares of Common Stock in the open market for its own account while this Agreement is in effect.

Any certificate signed by an authorized officer of the Company and required to be delivered to Northland under the terms of this Agreement or any Terms Agreement shall be deemed to be a representation and warranty by the Company to Northland as to the matters set forth therein.

The Company acknowledges that Northland and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to Northland, will rely upon the accuracy and truthfulness of the foregoing representations, including any representations in any certificate signed by an authorized officer of the Company, and hereby consents to such reliance.

7. Covenants of the Company. The Company covenants and agrees with Northland that:

(a) Registration Statement Amendments. After the date of this Agreement or any Terms Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Northland under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Northland promptly of the time when any subsequent amendment to the Registration Statement, other than Incorporated Documents or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to any Placement Shares or for additional information related to any Placement Shares, (ii) the Company will prepare and file with the Commission, promptly upon Northland’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, upon the advice of Company’s legal counsel, may be necessary or advisable in connection with the distribution of the Placement Shares by Northland (provided, however, that the failure of Northland to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Northland’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy Northland shall have with respect to the failure to make such filing shall be to cease making offers and sales of Placement Shares until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares (other than an Incorporated Document) unless a copy thereof has been submitted to Northland within a reasonable period of time before the filing and Northland has not reasonably objected thereto (provided, however, that the failure of Northland to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Northland’s right to rely on the representations and warranties made by the Company in this Agreement or any Terms Agreement, and the Company has no obligation to provide Northland any advance copy of such filing or to provide Northland an opportunity to object to such filing if the filing does not name Northland or does not relate to the transaction herein provided, and provided that the only remedy Northland shall have with respect to the failure by the Company to provide Northland with such copy of the filing of such amendment or supplement if required hereby despite Northland’s objection shall be to cease making offers and sales of Placement Shares under this Agreement or any Terms Agreement) and the Company will furnish to Northland at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act.

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(b) Notice of Commission Stop Orders. The Company will advise Northland, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Northland under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonably efforts to comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Northland to suspend the offer and sale of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement if, in the good faith judgment of the Company, and upon the advice of counsel to the Company, it is in the best interest of the Company to do so.

(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Northland under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions in the United States as Northland reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process, or subject itself to taxation or the requirement to qualify to do business as foreign corporation in any jurisdiction if not previously required to do so.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to Northland and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents ) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Northland may from time to time reasonably request and, at Northland’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Northland to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay all of its own expenses incident to the performance of its obligations under this Agreement or any Terms Agreement, including (i) the preparation and filing, including any fees required by the Commission, and printing (if required by law) of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each free writing prospectus, (ii) the print (if required by law) and delivery to Northland of this Agreement and such other documents as may be required by Northland in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to Northland, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to Northland, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the fees and disbursements of counsel to Northland in connection with entering into the transactions contemplated by this Agreement up to $40,000, the quarterly disbursements of Counsel to Northland up to $5,000 per calendar quarter and $2,500 for all other reimbursable expenses incurred by Northland in connection with this offering; (vi) the fees and expenses of the Company’s transfer agent and registrar for the Common Stock, (vii) the filing fees and any associated reasonable fees and disbursements of counsel incident to any review by FINRA of the terms of the sale of the Placement Shares, (viii) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange, (ix) all trading, execution, settlement, or wiring fees incurred by Northland in connection with the sale of the Placement Shares and (x) all other costs and expenses of the Company incident to the performance of its obligations hereunder or pursuant to any Terms Agreement that are not otherwise specifically provided for herein.

(h) Use of Proceeds. The Company will use the Net Proceeds from the sale of the Placement Shares pursuant to this Agreement and any Terms Agreement as described in the Prospectus in the section entitled “Use of Proceeds,” as such disclosure may be amended or supplemented from time to time.

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(i) Notice of Other Sales. During the pendency of any Placement Notice or Terms Agreement, and for five (5) Trading Days following the termination of any Placement Notice or Terms Agreement, the Company shall provide Northland notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement or any Terms Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or any other equity awards, or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus, employee stock purchase or other stock plan or arrangement described in the Prospectus, (ii) the issuance, grant or sale of Common Stock, or securities convertible into or exercisable for Common Stock, in connection with any joint venture, commercial, strategic or collaborative relationship, or the acquisition or license by the Company of the securities, businesses, property or other assets of another person or entity, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to Northland in advance or (iv) any shares of Common Stock issuable upon the exchange, conversion or redemption of securities or the exercise or vesting of warrants, options or other rights in effect or outstanding. Notwithstanding the foregoing provisions, nothing herein shall be construed to restrict the Company’s ability, or require the Company to provide notice to Northland, to file a registration statement under the Securities Act or to require Northland’s consent to any subsequent issuance.

(j) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice, enter into a Terms Agreement or sell Placement Shares, advise Northland promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to Northland pursuant to this Agreement or any Terms Agreement.

(k) Due Diligence Cooperation. During the term of this Agreement or any Terms Agreement, the Company will cooperate with any reasonable due diligence review conducted by Northland or its agents in connection with the transactions contemplated herein or in any Terms Agreement, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as Northland may reasonably request.

(l) Required Filings Relating to Placement of Placement Shares. To the extent that the filing of a prospectus supplement with the Commission with respect to a placement of Placement Shares is required under Rule 424(b) under the Securities Act, the Company agrees that on or before such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, to the extent required, within the relevant period, the amount of Placement Shares sold through Northland, the Net Proceeds to the Company and the compensation payable by the Company to Northland with respect to such Placement Shares (provided that the Company may satisfy its obligations under this Section 7(l)(i) by making a filing in accordance with the Exchange Act with respect to such required information), and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(m) Representation Dates; Certificate. On the date of this Agreement and each time Placement Shares are delivered to Northland as principal on a Settlement Date, and each time the Company (i) amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not the filing of Incorporated Documents; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a current report on Form 8-K under the Exchange Act containing amended audited financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144 under the Exchange Act) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company shall furnish Northland (but in the case of clause (iv) above, only if Northland reasonably determines that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 1 within five (5) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(m) shall be automatically waived for any Representation Date occurring at a time at which no Placement Notice or Terms Agreement is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice or Terms Agreement hereunder (which for such calendar quarter shall be considered a Representation Date, including for purposes of Sections 7(n) and 7(o) hereof) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Northland with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or at such time a Terms Agreement is executed, the Company shall provide Northland with a certificate, in the form attached hereto as Exhibit 1, dated the date of the Placement Notice or such Terms Agreement.

2 NTD: To discuss delivery of opinions

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(n) Legal Opinion. (i) On the date of this Agreement the Company shall cause to be furnished to Northland a written opinion and a negative assurance statement of Kutak Rock LLP, or other counsel reasonably satisfactory to Northland (“Company Counsel”), in form and substance reasonably satisfactory to Northland and its counsel, of the same tenor as the opinions and letters referred to in Section 8(e), dated the date that such opinion and negative assurance letter are required to be delivered (the “Opinion Date”) and (ii) within the later of (A) five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 1 (to the extent that no waiver is in effect), but in any event not more than once per calendar quarter, unless Northland agrees otherwise, the Company shall cause to be furnished to Northland a written opinion and negative assurance letter of Company Counsel, in form and substance reasonably satisfactory to Northland and its counsel, of the same tenor as the opinions and letters referred to in Section 8(e), dated the Opinion Date, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of a negative assurance letter for subsequent Representation Dates, counsel may furnish Northland with a letter (a “Reliance Letter”) to the effect that Northland may rely on a prior negative assurance letter delivered under this Section 7(n) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of such Reliance Letter).

(o) Comfort and Reserve Engineer Letters. On the date of this Agreement and within five (5) Trading Days of each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 1 (to the extent that no waiver is in effect), unless Northland agrees otherwise, the Company shall cause its independent accountants and reserve engineers to furnish Northland letters, dated the date the comfort letter and reserve engineer letter are delivered, in form and substance reasonably satisfactory to Northland, of the same tenor as the letters referred to in Sections 8(g) and (h), respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such comfort and reserve engineer letters for subsequent Representation Dates, each of the Company’s independent accountants and reserve engineers may furnish Northland with a Reliance Letter to the effect that Northland may rely on the prior comfort letter and reserve engineer letter delivered under this Section 7(o), respectively, to the same extent as if each were dated the date of such Reliance Letter (except that statements in such comfort letter and reserve engineer letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of such Reliance Letter).

(p) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Northland; provided, however, that the Company may bid for and purchase shares of its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(q) Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(r) Compliance with Laws. The Company and each of its subsidiaries (i) will use commercially reasonable efforts to maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and (ii) shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations with respect to clauses (i) and/or (ii) could not reasonably be expected to result in a Material Adverse Change.

(s) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time during the pendency of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(t) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(u) No Offer to Sell. Other than any free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and Northland in its capacity as principal or agent hereunder, neither Northland nor the Company (including its agents and representatives, other than Northland in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(v) Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply with all effective provisions of the Sarbanes-Oxley Act applicable to the Company.

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8. Conditions to Northland’s Obligations. The obligations of Northland hereunder or pursuant to any Terms Agreement with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by Northland of a due diligence review satisfactory to Northland in its reasonable judgment, and to the continuing satisfaction (or waiver by Northland in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for the sale of all Placement Shares contemplated to be issued under this Agreement or any Terms Agreement.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus, which filings or submissions have not, as of the time of a Placement, been made and deemed effective; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification from the Commission or any other federal or state governmental authority with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any U.S. jurisdiction or the initiation of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the related Prospectus or such Incorporated Document so that, in the case of the Registration Statement, it will not contain any untrue statement of fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, that in the case of the Prospectus or any Incorporated Document, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which changes have not, as of the time of a Placement, been made and deemed effective.

(c) No Misstatement or Material Omission. Northland shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Northland’s reasonable opinion is material, or omits to state a fact that in Northland’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Change or any development since the date of this Agreement that could reasonably be expected to result in a Material Adverse Change.

(e) Company Counsel Legal Opinion. Northland shall have received the opinion and negative assurance letters, in the form last provided to, and approved by, Northland and its counsel on or prior to the date of this Agreement or Reliance Letters of Company Counsel required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion and negative assurance letter is required pursuant to Section 7(n).

(f) Northland Counsel Legal Opinion. On every date specified in Section 7(n), Faegre Baker Daniels LLP, counsel for Northland, shall have furnished Northland such written opinion or opinions, dated as of such date, with respect to such matters as Northland may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(g) Accountant’s and Reserve Engineer’s Letters. Northland shall have received the comfort letters and reserve engineer letters, each of which shall contain statements and information of the type ordinarily included in such letters to underwriters with respect to public offerings of securities, or Reliance Letters required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such letters is required pursuant to Section 7(o).

(h) Representation Certificate. Northland shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(i) Secretary’s Certificate. On the date of this Agreement, Northland shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance satisfactory to Northland and its counsel.

(j) No Suspension. Trading in the Common Stock shall not have been suspended on Exchange.

(k) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to Northland such appropriate further information, certificates and documents as Northland may have reasonably requested in furtherance of the transactions contemplated hereby, in form and substance reasonably satisfactory to Northland and its counsel.

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(l) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on Exchange at, or prior to, the issuance of any Placement Notice.

(n) No Termination Event. There shall not have occurred any event that would permit Northland to terminate this Agreement or any Terms Agreement pursuant to Section 11(a) hereto.

9. Indemnification and Contribution.

(a) (i) Company Indemnification. The Company agrees to indemnify and hold harmless Northland, the directors, officers, partners, employees and agents of Northland and each person, if any, who (A) controls Northland within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (B) is controlled by or is under common control with Northland from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which Northland, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related free writing prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement or any Terms Agreement and is caused directly or indirectly by an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to Northland and furnished to the Company in writing by Northland expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment thereto) or any related free writing prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(ii) Northland Indemnification. Northland agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (A) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (B) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions of material fact, or alleged untrue statements or omissions of material fact, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto) or in any related free writing prospectus in reliance upon and in conformity with information relating to Northland and furnished to the Company in writing by Northland expressly for use therein.

(b) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict of interest exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, reasonable and documented out of pocket disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented out of pocket disbursements and other charges will be reimbursed by the indemnifying party promptly following the indemnifying party’s receipt of reasonably detailed documentation with respect to such fees, disbursements and other charges. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include any statement or admission as to fault, culpability or a failure to act on the part of any indemnified party.

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(c) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or Northland, the Company and Northland will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than Northland, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and Northland may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Northland on the other hand. The relative benefits received by the Company on the one hand and Northland on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by Northland (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Northland, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Northland, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Northland agree that it would not be just and equitable if contributions pursuant to this Section 9(c) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(c) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), Northland shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(c), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of Northland, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(c), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(c) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein, any Terms Agreement or in certificates delivered pursuant hereto or any Terms Agreement shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Northland, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement or any Terms Agreement.

11. Termination.

(a) Northland shall have the right by giving written notice as hereinafter specified at any time to terminate this Agreement or any Terms Agreement if (i) since the date of this Agreement or any Terms Agreement any Material Adverse Change, or any development that would reasonably be expected to result in a Material Adverse Change has occurred that, in the reasonable judgment of Northland, may materially impair the ability of Northland to sell the Placement Shares hereunder or pursuant to any Terms Agreement, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed herein or pursuant to any Terms Agreement (through no fault of Northland); (iii) any other condition of Northland’s obligations herein or pursuant to any Terms Agreement is not fulfilled by the Company; or (iv) if trading in the Common Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If Northland elects to terminate this Agreement as provided in this Section 11(a), Northland shall provide the required written notice as specified in Section 12 (Notices).

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(b) The Company shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c) Northland shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through Northland on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Northland or the Company, as the case may be; and provided further that Northland shall suspend any ongoing Placement as soon as practicable following receipt of the notice of termination (and in any event by the close of business on the date of receipt). If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement or any Terms Agreement shall be in writing, unless otherwise specified in this Agreement or any Terms Agreement, and if sent to Northland, shall be delivered to Northland Securities, Inc. 45 South Seventh Street, Suite 2000, Minneapolis, Minnesota 55402; Attention: Heidi Fletcher, email: hfletcher@nortlandcapitalmarkets.com, with a copy to Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402; Attention: Jonathan R. Zimmerman, e-mail jon.zimmerman@FaegreBD.com; or if sent to the Company, shall be delivered to U.S. Energy Corp., 980 South Cherry Street, Suite 1515, Denver, Colorado 80246; Attention: Ryan Smith, e-mail: ryan@usnrg.com, with a copy (which shall not constitute notice) to Kutak Rock LLP, 1801 California Street, Suite 3000, Denver, Colorado 80202; Attention: Kenneth Witt, e-mail: ken.witt@kutakrock.com. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, and (iii) if sent by e-mail, on the Business Day on which receipt is confirmed by the individual to whom the notice is sent, other than via auto-reply. For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purpose of this Section 11 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed to be received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a non-electronic form (“Non-electronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Non-electronic Notice.

13. Successors and Assigns. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Company and Northland and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement and any Terms Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement or any Terms Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement or any Terms Agreement, except as expressly provided in this Agreement or any Terms Agreement. Neither party may assign its rights or obligations under this Agreement or any Terms Agreement without the prior written consent of the other party.

14. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement or any Terms Agreement shall be adjusted to take into account any share split, share dividend, share consolidation or similar event effected with respect to the Common Stock occurring after the date hereof.

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15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Northland. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16. Applicable Law; Consent to Jurisdiction. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Waiver of Jury Trial. The Company and Northland each hereby irrevocably waive, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Terms Agreement or any transaction contemplated herein or in any Terms Agreement.

18. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) Northland has been retained solely to act as sales agent in connection with the sale of the Placement Shares and that no fiduciary relationship between the Company and Northland has been created in respect of any of the transactions contemplated by this Agreement or any Terms Agreement, irrespective of whether Northland has advised or is advising the Company on other matters;

(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement and any Terms Agreement;

(c) the Company has been advised that Northland and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Northland has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company waives, to the fullest extent permitted by law, any claims it may have against Northland, for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement or any Terms Agreement, and agrees that Northland shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

19. Counterparts. This Agreement and any Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement or Terms Agreement by one party to the other may be made by facsimile or other electronic transmission.

[Remainder of Page Intentionally Blank]

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If the foregoing correctly sets forth the understanding between the Company and Northland, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between the Company and Northland.

Very truly yours,

U.S. ENERGY CORP.

By:
Name:
Title:

ACCEPTED as of the date

first-above written:

NORTHLAND SECURITIES, INC.

By:
Name:
Title:

SCHEDULE 1

U.S. ENERGY CORP.

COMMON STOCK TERMS AGREEMENT

[Insert Date]

Northland Securities Inc.

45 South Seventh Street, Suite 2002

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

U.S. Energy Corp. a Wyoming corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the Common Stock Sales Agreement, dated January 5, 2018 (the “Sales Agreement”), between the Company and Northland Securities, Inc. (“Northland”), to issue and sell to Northland as principal for resale (the “Underwriter”), and the Underwriter agrees to purchase from the Company the shares of Common Stock specified in Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Underwriter the option to purchase the additional shares of Common Stock specified in Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)]*, [in each case]* on the terms specified in Schedule A hereto. Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriter to purchase up to an additional [●] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 45 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). [If the option is exercised as to all or any portion of the Option Securities, the Underwriter will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as Northland in its sole discretion shall make to eliminate any sales or purchases of fractional shares.] For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants and reserve engineer letters referred to in Sections 7(m), (n) and (o), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]]*

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 S. Seventh Street, Minneapolis, Minnesota 55402-3901, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter for its account for the Securities to be purchased by them.

Each of the provisions of the Sales Agreement not related solely to Northland, as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the time of sale and any date of delivery.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

U.S. ENERGY CORP.

By:
Name:
Title:

NORTHLAND SECURITIES, INC.

By:
Name:
Title:

*             Include only if the Northland has an over-allotment option.

SCHEDULE 2

FORM OF PLACEMENT NOTICE

From:	U.S. Energy Corp.

To:	Northland Securities, Inc.

Subject:	At the Market Offering—Placement Notice

Date:	, 20

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between U.S. Energy Corp. (the “Company”) and Northland Securities, Inc. (“Northland”) dated January 5, 2018 (the “Agreement”), I hereby request on behalf of the Company that Northland sell up to [●] shares of the Company’s common stock, par value $0.01 per share, at a minimum market price of $[●] per share. Sales should begin on the date of this Notice and shall continue until [DATE] [all shares are sold][the aggregate sales price of the shares reaches $[●]].

SCHEDULE 3

NOTICE PARTIES

The Company

U.S. Energy Corp.

Attention: Ryan Smith

950 S. Cherry Street, Suite 1515

Denver, Colorado 80246

With a copy to:

Kutak Rock LLP

Attention: Kenneth S. Witt

1801 California Street, Suite 3000

Denver, Colorado 80202

Northland

U.S. Energy Corp.

Attention: Ryan Smith

950 S. Cherry Street, Suite 1515

Denver, Colorado 80246

With a copy to:

Kutak Rock LLP

Attention: Kenneth S. Witt

1801 California Street, Suite 3000

Denver, Colorado 80202

SCHEDULE 4

COMPENSATION

Northland shall be paid compensation equal to 3.0% of the gross proceeds from the sales of Placement Shares pursuant to the terms of this Agreement.

EXHIBIT 1

OFFICERS’ CERTIFICATE

January 5, 2018

The undersigned, being the duly appointed Chief Executive Officer and Chief Financial Officer of U.S. Energy Corp., a Wyoming corporation (the “Company”), do hereby certify in such capacities and on behalf of the Company, pursuant to Section 7(m) of the Common Stock Sales Agreement, dated January 5, 2018 (the “Sales Agreement”), by and between the Company and Northland Securities, Inc., that to the best of the knowledge of the undersigned:

(i)	There has been no Material Adverse Change since the date as of which information was given in the Prospectus as then amended or supplemented.

(ii)	The representations and warranties of the Company contained in the Sales Agreement are true and correct as of the date hereof.

(iii)	The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.

[The remainder of this page has intentionally been left blank.]

IN WITNESS WHEREOF, the undersigned have signed this certificate in their official capacities as of the date first written above.

By:
Name:	David A. Veltri
Title:	Chief Executive Officer

By:
Name:	Ryan L. Smith
Title:	Chief Financial Officer